UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

On July 8, 2020, LiveXLive Media, Inc. (the “Company”) filed its Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”) to report that LiveXLive PodcastOne, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Buyer”), completed the previously announced acquisition of 100% of the issued and outstanding equity interests of Courtside Group, Inc. (d/b/a PodcastOne), a Delaware corporation (“PodcastOne”), with PodcastOne becoming a wholly owned subsidiary of the Buyer and an indirect wholly owned subsidiary of the Company, pursuant to the Stock Purchase Agreement (as defined below).

As required by Regulation S-X, this Amendment No. 1 to the Original Form 8-K (this “Current Report”) is being filed with the SEC to include (i) the (x) audited consolidated financial statements of Courtside Group, Inc. (d/b/a PodcastOne) as of, and for the fiscal year ended, December 31, 2019, and the accompanying notes, (y) unaudited consolidated financial statements of Courtside Group, Inc. (d/b/a PodcastOne) for the three months ended March 31, 2020 and 2019, and the accompanying notes, (ii) the unaudited pro forma financial information with respect to the acquisition of PodcastOne, and certain other related changes to Item 9.01 of the Original Form 8-K. Please refer to the Original Form 8-K for a summary of the acquisition and the material terms of the Stock Purchase Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2020 (the “Closing Date”), LiveXLive Media, Inc., a Delaware corporation (the “Company”), Courtside Group, Inc. (d/b/a PodcastOne), a Delaware corporation (“PodcastOne”), LiveXLive PodcastOne, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Buyer”), stockholders of PodcastOne (the “Sellers”), and Norman Pattiz, as the representative of the Sellers (the “Sellers’ Representative”), completed the previously announced acquisition of 100% of the issued and outstanding equity interests of PodcastOne (the “Acquisition”), with PodcastOne becoming a wholly owned subsidiary of the Buyer and an indirect wholly owned subsidiary of the Company. The Acquisition was effected pursuant to the Stock Purchase Agreement, dated as of May 7, 2020, by and among the Company, PodcastOne, Buyer, the Sellers, and the Sellers’ Representative (the “Stock Purchase Agreement”). Please refer to the Original Form 8-K for a summary of the Acquisition and the material terms of the Stock Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of the Original Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of the Original Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a) of Form 8-K, (i) audited consolidated financial statements as of, and for the fiscal year ended, December 31, 2019, and the accompanying notes, and (ii) unaudited consolidated financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and 2019, and the accompanying notes, are included in this Current Report as Exhibits 99.1 and 99.2, respectively.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b) of Form 8-K, the Company’s unaudited pro forma financial information with respect to the acquisition of PodcastOne is included in this Current Report as Exhibit 99.3.

(d) Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of May 7, 2020, by and among the Company, Courtside Group, Inc. (d/b/a PodcastOne), LiveXLive PodcastOne, Inc., the persons identified as “Sellers” on the signature pages thereto, and Norman Pattiz, as the representative of the Sellers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 8, 2020).
23.1*	Consent of RSM US, LLP, independent registered public accounting firm.
99.1*	Courtside Group, Inc. (d/b/a PodcastOne) audited consolidated financial statements as of and for the year ended, December 31, 2019, and the accompanying notes.
99.2*	Unaudited pro forma financial information of the Company with respect to the Acquisition.
99.3*	Courtside Group, Inc. (d/b/a PodcastOne) unaudited pro forma financial information.
99.4*	Courtside Group, Inc. (d/b/a PodcastOne) Management’s Discussion and Analysis of Financial Condition and Results of Operations.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: September 14, 2020	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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